Exhibit (c)(5)

 Project Virgil  February 2025

 Situation Update

 Overview of process & dialogue  Preliminary conversations addressing inbound interest in H2’24 led to formal process held in January 2025  12  7  4  2  Inbound Interest and Introductory Dialogue  (Q3/Q4’24)  Highly Active in Post- NDA Diligence  (Mid/Late January 2025)  Signed NDAs and Invited to Formal Process  (Mid-January 2025)  In the preceding months through Q4’24, the Company engaged with inbound interest from various potential acquirers by holding introductory conversations both in person and via videocall  The Company signed NDAs with seven parties that had communicated credible preliminary interest in a potential transaction  These seven received invites to a virtual data room on or around 1/18, and they were sent process letters asking for IOIs to be submitted by 1/28  Four parties engaged in notably active post-NDA activity that included submitting diligence requests and holding calls and meetings covering financial and business strategy diligence including with the Company’s CEO and CFO  REDACTEDsubmitted a non-binding IOI on 1/28  TPG submitted a non-binding IOI on 1/31  Submitted IOI  REDACTED  4  Restricted - External

 Pass rationale summary  Selected pass rationale among post-NDA parties who elected not to submit IOIs  4  Restricted - External  Five Parties Passed Post-NDA(1)  Did not engage in process post invitation  REDACTED  Passed after diligence  REDACTED  Slowing growth in recent years and in near-term outlook  Multi-year trend of slowing topline growth across revenue, volume, and customer counts mutes interest from parties seeking to invest into businesses with stronger current growth profile  Inability to offer compelling purchase price premium to public market value  Initial conversations with some parties took place in 2024 when the share price was trading at ~$8  By January when the Company’s share price had appreciated to $10-11, some parties indicated they could not offer a compelling premium to current public market value  Lack of visibility in various cited growth opportunities underlying the Company’s LRP model  Desire to see material traction in identified growth vectors such as Payments Accelerator, new pay modes, and Spend Management in order to more fully underwrite the growth projected in the LRP  Revenue mix  Some parties cited desire to see mix and growth opportunities more heavily weighted to software  revenue versus the majority of the Company’s existing revenue coming from payment monetization  Seeking transformational component of investment thesis  One party noted desire for notionally “transformational” opportunity, such as major imminent M&A, to form the core of their investment thesis, versus just underwriting incremental product roadmap and go-to-market growth drivers  Complexities and timing associated with regulatory approvals required to close  Necessity of securing MTL license transfers add transaction complexity and significant time between signing and closing, impacting potential buyer interest  1. Among the twelve parties with which the Company engaged in preliminary dialogue, five did not proceed to NDA signing. These five were  REDACTED

 Offer Price  $10.75 - $11.25 / Share(1)  $12.00 - $13.00 / Share(2)  Premium %  16% - 21% premium to Virgil’s 180-day VWAP of $9.26 / share  19% - 29% premium to Virgil’s 30-day VWAP Enterprise Value  Valuation  Methodology  31-33x implied multiple of FY2024 Adjusted EBITDA less Capitalized Software  Expenses of $62mm  28.5x implied EV / Adjusted 2024 EBITDA Multiple  Sources & Structure of Financing  All-cash transaction funded by 66% of Equity and 34% of Debt  REDACTEDto form a new acquisition vehicle  All-cash transaction funded by 72% equity and 28% debt  Diligence Requirements  Key Diligence Topics Include:  Growth strategy and competitive landscape  Recent performance and 2025 budget  Suppliers, buyers-suppliers and partners  Top clients and partnerships  Go-to-market and costs  Technologies and product roadmap  Accounting & legal  Key Diligence Topics Include:  Ability to maintain 10%+ Revenue growth in the near-term  2024 quarterly performance and predicted momentum  Assessment of software & payments whitespace  Technology diligence  Historical ERP integration timeline  Review of key partnership contracts  Detailed product roadmap  Opportunities for operating efficiency  M&A deep-dive and go-forward strategy  Accounting, legal and tax diligence  Time to Completion  Four to six weeks to execute confirmatory diligence and negotiate definitive transaction documentation  Does not expect to complete diligence by the company's next quarterly earnings.  Six weeks to execute confirmatory diligence and negotiate definitive transaction documentation  Advisors  REDACTED  Commercial Diligence: TBD  Accounting Diligence: TBD  Legal Diligence: Davis Polk  Technology Diligence: West Monroe  Commercial Diligence: Bain  Accounting & Tax diligence: Deloitte  AI Diligence: Saxecap  Side-by-Side of Indicative Key Terms  REDACTED  Source(s): Bidders’ Proposals  1. REDACTED LOI assumes FDSO of 216.7mm and net debt as of 9/30/2024 of 385.2mm, representing enterprise value between $1.9bn - $2.1bn.  2.  TPG’s LOI assumes that 205,517,689 common shares outstanding, 7,396,102 options outstanding with a weighted average strike price of $9.02, and 10,171,108 RSUs and ESPP shares outstanding. Per IOI, TPG’s offer is  based on Company LRP shared in January 2025. The midpoint of Purchase Consideration represents enterprise value of ~2.4bn. Debt and Cash balances reflect Company LRP as of 12/31/2024.  Restricted - External  5

 Preliminary Perspectives on Valuation

 (1)  0.0%  (4.8%)  0.0%  (2.0%)  (4.0%)  (6.0%)  (8.0%)  (9.0%)  (2)  Implied 2029E EBITDA Margin (%)  Barclays’ Preliminary Discounted Cash Flow Analysis  Financial Performance Sensitivity  Source(s): Historicals per Filings, CY25E to CY29E based on Company LRP. 1. Revenue growth sensitized from 2025E to 2029E. 2. EBITDA margin sensitized from 2025E to 2029E.  Preliminary Share Price - 15.0x Terminal Multiple  Key Assumptions  Implied 2029E EBITDA ($mm)  Assumes valuation date of 03/31/2025  Preliminary figures based on Company LRP through  2029E  Cash and equivalents, debt and fully diluted share count as of 3/31/2025 estimated by management  Assumes 15.0x Terminal LTM EV/EBITDA Multiple  Assumes 14% WACC  Assumes mid-year discounting except for terminal value which is discounted using end-of-period discounting methodology  Company LRP sensitized with annual revenue growth and EBITDA margin  Assumes other key financial metrics such as CapEx, Stock-based Compensation, Depreciation and Amortization, as well as others, to be consistent with Company LRP  LRP  16.0%  15.0%  14.0%  13.0%  12.0%  11.2%  42.0%  $387  $371  $355  $340  $325  $313  40.0%  $369  $353  $338  $323  $309  $298  38.0%  $350  $335  $321  $307  $294  $283  36.0%  $332  $318  $304  $291  $278  $268  34.0%  $313  $300  $287  $275  $263  $254  33.0%  $305  $292  $279  $267  $255  $246  (1)  LRP  16.0%  15.0%  14.0%  13.0%  12.0%  11.2%  42.0%  $16.72  $16.05  $15.40  $14.78  $14.18  $13.70  40.0%  $15.90  $15.27  $14.66  $14.06  $13.49  $13.04  38.0%  $15.09  $14.49  $13.91  $13.34  $12.80  $12.37  36.0%  $14.28  $13.71  $13.16  $12.63  $12.11  $11.70  34.0%  $13.47  $12.93  $12.41  $11.91  $11.42  $11.03  33.0%  $13.06  $12.54  $12.04  $11.54  $11.07  $10.84  0.0%  (4.8%)  0.0%  (2.0%)  (4.0%)  (6.0%)  (8.0%)  (9.0%)  Implied 2029E EBITDA Margin (%)  (2)  Extrapolated Consensus  Extrapolated Consensus  (1)  2024E - 2029E Revenue CAGR Delta vs. LRP (%) (1)  (1.0%) (2.0%) (3.0%) (4.0%)  2024E to 2029E Implied Revenue CAGR (%)  2024E - 2029E Revenue CAGR Delta vs. LRP (%) (1)  (1.0%) (2.0%) (3.0%) (4.0%)  2024E to 2029E Implied Revenue CAGR (%)  2026E - 2029E EBITDA  Margin Delta vs LRP (%) (2)  2026E - 2029E EBITDA  Margin Delta vs LRP (%)(2)  7  Restricted - External

 Appendix

 Process Overview  Buyer Outreach  14  7  4  2  Introductory Conversations Held  Parties Engaged with Process Letter  Engaged in Due Diligence Sessions  IOI Received  REDACTED REDACTED  REDACTED  11  Restricted - External  REDACTED  REDACTED  REDACTED

 Summary of Indications of Interest  $10.75  $10  $11  $12  $13  $14  CY25E EBITDA ($104mm)  18.3x  20.5x  22.7x  24.9x  27.1x  CY26E EBITDA ($161mm)  11.9x  13.3x  14.7x  16.2x  17.6x  CY25E Revenue ($487mm)  3.9x  4.4x  4.9x  5.3x  5.8x  CY26E Revenue ($567mm)  3.4x  3.8x  4.2x  4.6x  5.0x  Current Price (01/31/25):  $10.60  Current Bids  Offer Price Range  $2.08bn  11  Restricted - External  13.0x  $11.25  $2.20bn  13.7x  Legend  Implied Enterprise Value  Implied EV / CY2026E EBITDA  $12.00  $2.37bn 14.7x  $13.00  $2.60bn 16.2x  REDACTED

 ($ in millions, except for per share data)  Share Price ($)  % Premium to Current  Fully Diluted Shares (mm)  Fully Diluted Equity Value  Plus: Gross Debt(1) Less: Cash(1)  Net Debt  Virgil Current  REDACTED  (Low)  REDACTED  (Midpoint)  REDACTED  (High)  TPG  (Low)  TPG  (Midpoint)  TPG  (High)  $10.60  $10.75  $11.00  $11.25  $11.50  $12.00  $12.50  $13.00  $14.00  $15.00  $16.00  -  1%  4%  6%  8%  13%  18%  23%  32%  42%  51%  222.9  223.0  223.0  223.1  223.2  223.3  223.5  223.7  224.1  224.4  224.7  $2,363  $2,397  $2,454  $2,510  $2,567  $2,680  $2,794  $2,909  $3,137  $3,366  $3,595  $72  (386)  $72  (386)  $72  (386)  $72  (386)  $72  (386)  $72  (386)  $72  (386)  $72  (386)  $72  (386)  $72  (386)  $72  (386)  ($314)  ($314)  ($314)  ($314)  ($314)  ($314)  ($314)  ($314)  ($314)  ($314)  ($314)  $2,049  $2,083  $2,140  $2,197  $2,253  $2,367  $2,481  $2,595  $2,824  $3,053  $3,281  -  1%  4%  6%  8%  13%  18%  23%  32%  42%  51%  2%  3%  6%  8%  10%  15%  20%  25%  34%  44%  54%  9%  10%  13%  15%  18%  23%  28%  33%  43%  54%  64%  (20%)  (19%)  (17%)  (15%)  (13%)  (10%)  (6%)  (2%)  5%  13%  20%  42%  44%  48%  51%  55%  61%  68%  75%  88%  102%  115%  (4%)  (2%)  0%  2%  5%  9%  14%  18%  27%  36%  45%  4.7x  4.7x  4.9x  5.0x  5.1x  5.4x  5.6x  5.9x  6.4x  6.9x  7.5x  4.2x  4.3x  4.4x  4.5x  4.6x  4.9x  5.1x  5.3x  5.8x  6.3x  6.7x  3.6x  3.7x  3.8x  3.9x  4.0x  4.2x  4.4x  4.6x  5.0x  5.4x  5.8x  25.7x  26.1x  26.9x  27.6x  28.3x  29.7x  31.1x  32.6x  35.4x  38.3x  41.2x  19.6x  20.0x  20.5x  21.1x  21.6x  22.7x  23.8x  24.9x  27.1x  29.3x  31.4x  12.8x  13.0x  13.3x  13.7x  14.0x  14.7x  15.4x  16.2x  17.6x  19.0x  20.4x  33.2x  33.7x  34.6x  35.6x  36.5x  38.3x  40.2x  42.0x  45.7x  49.4x  53.1x  25.4x  25.8x  26.5x  27.2x  27.9x  29.3x  30.7x  32.1x  35.0x  37.8x  40.6x  18.1x  18.4x  18.9x  19.4x  19.9x  20.9x  21.9x  23.0x  25.0x  27.0x  29.0x  Total Enterprise Value  Premiums Analysis:   Virgil   Current Price (01/31/25)  $10.60  30-Day Closing Average (01/31/25)  $10.42  90-Day Closing Average (01/31/25)  $9.76  52 Week High (02/29/24)  $13.29  52 Week Low (09/17/24)  $7.44  Analyst Price Target - Median(2)  $11.00  Multiples Analysis:   LRP Metric:  CY2024E Revenue  $439  CY2025E Revenue  $487  CY2026E Revenue  $567  CY2024E EBITDA(3)  $80  CY2025E EBITDA(3)  $104  CY2026E EBITDA(3)  $161  CY2024E EBITDA - Capex (Software & Technology)  $62  CY2025E EBITDA - Capex (Software & Technology)  $81  CY2026E EBITDA - Capex (Software & Technology)  $113  Summary of Offers and Implied Multiples at Various Prices  Summary Value  Premiums  Multiples  11  Restricted - External  Source(s): Based on Company LRP. 1. Debt and cash balance as of Q1 CY25 Company LRP. 2. FactSet consensus median. 3. Unburdened with Stock-based Compensation.

 $5  $10  $15  $20  $30  Oct-21  Apr-22  Nov-22  May-23  Dec-23  Jun-24  Jan-25  Virgil Share Price Over Time  Share Price Since IPO  IPO Price $25  $25.00  First Day Close:  $24.94  $10.60  Post-Earnings Price Reaction  Nov 2024  3Q24 earnings;  Strong bottom line growth; raised EBITDA guidance from $74mm to $78.5mm  Nov 2021  3Q21 earnings; Beat revenue by 6% and EBITIDA by 55%;  May 2022  1Q22 earnings; Raised CY23 revenue guidance from $299mm to  $305mm  Jan 2023  Named Dan Drees as President  Jun 2023  Virgil Investor Day  Jul 2024  2Q24 earnings; Lowered CY24 revenue guidance  from $445mm to  $437.5mm  Aug 2024  Announced first ever Share Repurchase Plan of up to $100mm  30% 1-day  drop  $12.72  $8.94  Source(s): FactSet. Market data as of 1/31/2025. 1. Displaying Broker consensus NTM revenue growth, NTM Gross Profit margins and NTM EBITDA margins.  CY21  CY22  CY23  CY24  Q3  Q4  CY21  Q1  Q2  Q3  Q4  CY22  Q1  Q2  Q3  Q4  CY23  Q1  Q2  Q3  NTM Rev Growth(1)  24%  20%  20%  22%  21%  20%  16%  16%  16%  18%  19%  17%  17%  17%  13%  11%  NTM Gross Margin(1)  61%  63%  63%  62%  64%  65%  66%  66%  67%  68%  70%  72%  72%  73%  73%  74%  NTM EBITDA Margin(1)  (17%)  (13%)  (13%)  (10%)  (7%)  (3%)  1%  1%  2%  6%  10%  17%  17%  18%  19%  21%  NTM Rule of 40  7%  7%  7%  12%  14%  17%  17%  17%  18%  24%  29%  34%  34%  35%  32%  32%  Enterprise Value  $2,049  Since IPO  Share Price Sum High  $26.57  mary Low  $6.14  Avg  $10.45  Market & Operating Summary (1/31/2025)  2024E 2025E 2026E  Market Cap $2,363 EV / Revenue 4.7x 4.3x 3.8x  LTM  $13.29  $7.44  $10.58  (-) Cash  ($386)  EV / Gross Profit  6.4x  5.7x  4.9x  (+) Debt  $72  EV / EBITDA  25.7x  20.6x  15.7x  11  Restricted - External

 Virgil Relative Share Price Performance vs. Peers  Share Price Performance Since IPO  0%  50%  100%  150%  Oct-21  Apr-22  Nov-22  Virgil  May-23  Dec-23  Jun-24  Jan-25  Peers(1)  13  Restricted - External  (58%)  0%  Source(s): FactSet. Market data as of 1/31/2025. 1. Peers include BILL, FLYW, PAY, ADYEN, PAYO, FOUR, WEX, CPAY, and BL.  Performance  Since IPO  3-Yr  2-Yr  1-Yr  YTD  Virgil  (58%)  2%  (5%)  (3%)  3%  Peers  0%  14%  14%  31%  6%

 Virgil Q2 2024 Earnings Release on CY2024E Guidance  Source(s): FactSet, Broker Research, Company filings.  Revenue  Adj. EBITDA  $441.0  $442.0  $436.0  $444.4  $447.6  $447.5  $447.0  $448.0  $439.0  Q1 ’24A  May Roadshow  Q2 ’24A  Interest from customer funds  $49  $45  $45  $67  $71  $73  $52  $73  $77  $71  $75  $75  Q1 ’24A  May Roadshow  Q2 ’24A  ($ in millions)  ($ in millions)  Consensus  14  Restricted - External  CY24E Guidance Over Time  (2.2%)  (0.5%)  0%  ∆ to Midpoint  (3.8%)  0%  32%

 Virgil Q4 2024 and CY2025E Consensus vs. Guidance  Q4 2024A  CY2025E  Source(s): Company Filings, Virgil Management Estimates, Broker Research as of 1/31/2025. 1. Calculated by taking latest FY guidance from 3Q24 disclosure and subtracting reported nine month results for 2024 (Q1 – Q3 2024). 2. Based on discussions with management.  14  Restricted - External  Consensus (Midpoint)  Illustrative Guidance(2)  $ Delta  % Delta  Revenue (Low)  $480.0  $453.0  ($27.0)  (5.6%)  Growth  9.4%  3.2%  620bps  Revenue (Midpoint)  $480.0  $456.5  ($23.5)  (4.9%)  Growth  9.4%  4.0%  (540bps)  Revenue (High)  $480.0  $460.0  ($20.0)  (4.2%)  Growth  9.4%  4.8%  (460bps)  EBITDA (Low)  $99.5  $87.0  ($12.5)  (12.6%)  Margin  20.7%  19.2%  (150bps)  EBITDA  (Midpoint)  $99.5  $89.5  ($10.0)  (10.1%)  Margin  20.7%  19.6%  (110bps)  EBITDA (High)  $99.5  $92.0  ($7.5)  (7.5%)  Margin  20.7%  20.0%  (70bps)  Implied Q4(1)  Consensus  Actuals  Δ to Implied  Δ to Consensus  Revenue  $114.5  $114.9  $115.4  0.8%  0.4%  Growth  10.0%  10.3%  10.9%  90bps  60bps  EBITDA  $20.1  $21.2  $26.3  30.8%  24.1%  Margin  17.6%  18.5%  22.8%  520bps  430bps

 (9.6%)  (11.2%)  (14.7%)  (19.3%)  (7.6%)  (8.2%)  (14.1%)  (15.5%)  0.0%-(1.5%)  (1.5%)-(3.0%)  (3.0%)-(4.5%)  (4.5%)-(6.0%)  128  123  193  223  85  88  168  192  Median  0.0%-(1.5%)  (1.5%)-(3.0%)  (3.0%)-(4.5%)  (4.5%)-(6.0%)  (7.6%)  (13.9%)  (15.9%)  (5.0%)  (10.2%)  (17.2%)  0.0%-(1.5%)  (1.5%)-(3.0%)  (3.0%)-(4.5%)  65  143  213  50  105  162  0.0%-(1.5%)  (1.5%)-(3.0%)  (3.0%)-(4.5%)  Technology Universe Guidance Analysis Over The Last 3 Years(1)  Sales Guidance Revision  Source(s): Company Filings, FactSet. Market data as of 1/31/2025. 1. Analysis includes Technology stocks traded on a major exchange with market caps over $500mm and who have reported full year guidance on a quarterly cadence over the past 3 years. 2. Values shown for companies that have revised sales or EBITDA guidance lower for the full year and experienced a negative stock price reaction the following day. Excludes 27 instances when firms have not recovered after 650 days or below 10 days.  EBITDA  Guidance  Revision  Average 1-Day Share Price Reaction(2)  Days to Recover(2)  Average  16  Restricted - External  % Guidance Revision  % Guidance Revision

 Average EV / NTM EBITDA  1 Year  2 Year  3 Year  Peers  13.4x  12.3x  12.5x  -  10.0x  20.0x  30.0x  Oct-21  Apr-22  Nov-22  Virgil  May-23  Jun-24  Jan-25  Dec-23  (1)  Peers  Multiples Compared to Peers  Median EV / NTM Revenue Over Time  Median EV / NTM EBITDA Over Time(2)  Source(s): FactSet. Market data as of 1/31/2025. 1. Peers include BILL, FLYW, PAY, ADYEN, PAYO, FOUR, WEX, CPAY, and BL. 2. Excludes multiples below 7x and above 28x over period.  0.0x  6.0x  10.0x  14.0x  6.4x  4.3x  2.0x  Oct-21 Apr-22 Nov-22 May-23 Dec-23 Jun-24 Jan-25  15.4x  Average EV / NTM Revenue  1 Year 2 Year 3 Year  Virgil Peers  4.0x  5.1x  4.0x  5.5x  4.0x  4.0x  16  Restricted - External

 Payments Companies Regression Analysis  EV/CY25E EBITDA vs CY25E Revenue Growth  0.0x  10.0x  20.6x  20.0x  18.1x  30.0x  40.0x  0%  5%  10%  15%  20%  25%  30%  35%  CY25E Revenue Growth  EV/CY25E EBITDA  10%  (Implied) Multiples  Current  Consensus Guidance (Low) Guidance (Mid) Guidance (High)  12.5x  11.5x  10.6x  3% 4% 5%  Source(s): FactSet. Market data as of 1/31/2025. Includes 63 companies in Payments space. Values above <0.0x and >85.0x are denoted as “NM” and excluded from the regression.  18  Restricted - External

 2025 Revenue  Preliminary Budget(1)  Illustrative Guidance(1)  LRP  Consensus  High  Mid Low  (4.9%) (5.6%)  $457 $453  +1.4%  -  (3.0%)  (4.2%)  (10.0%)  $487  $480  $465  $460  $432  EV / 2025 Revenue Multiple  2025 EBITDA  Preliminary Budget(1)  Illustrative Guidance(1)  LRP  Consensus  High  Mid Low  (10.0%) (12.5%)  $90 $87  +4.9%  -  (3.7%)  (7.5%)  (19.6%)  $104  $99  $96  $92  $80  20.6x  $11.04  $10.60  $10.26  $9.92  $9.69  $9.46  $8.82  18.6x  $10.12  $9.72  $9.42  $9.10  $8.90  $8.69  $8.11  16.6x  $9.20  $8.84  $8.57  $8.29  $8.10  $7.92  $7.39  14.6x  $8.27  $7.95  $7.71  $7.46  $7.30  $7.13  $6.67  12.6x  $7.33  $7.06  $6.85  $6.63  $6.49  $6.35  $5.95  10.6x  $6.40  $6.16  $5.99  $5.81  $5.69  $5.57  $5.24  EV / 2025 EBITDA Multiple  Illustrative Virgil Share Price Sensitivity  Preliminary Share Price Sensitivity  EV / 2025 EBITDA Multiple  EV / 2025 Revenue Multiple  Implied by Consensus  % Delta vs. Consensus:  Current Multiple  Source(s): Company Filings, Management Estimates, Broker Research as of 1/31/2025. 1. Based on discussions with management.  19  4.8x  $11.80  $11.66  $11.35  $11.24  $11.16  $11.09  $10.65  4.3x  $10.72  $10.60  $10.32  $10.22  $10.16  $10.09  $9.69  1/31 close  3.8x  $9.65  $9.54  $9.29  $9.20  $9.15  $9.09  $8.74  3.3x  $8.57  $8.47  $8.26  $8.18  $8.13  $8.08  $7.77  2.8x  $7.48  $7.40  $7.22  $7.15  $7.11  $7.06  $6.80  2.3x  $6.39  $6.32  $6.17  $6.12  $6.08  $6.04  $5.83  Current Multiple Implied by Consensus  1/31 close  Restricted - External

 Summary of Broker Price Targets and Recommendations  Source(s): FactSet, AlphaSense, Broker Research, Press release. Market data as of 1/31/2025.  20  Share Price Targets  Price  % vs. Current:  13%  4%  $10.60  $12.00  $11.00  $15.00  $9.00  Current Mean Median Max Min  (15%)  Buy 47%  Hold 41%  Sell 12%  Buy / Hold / Sell  Price Target and Valuation Methodology by Analyst  Price Target History  42%  $12.00  $10.60  Broker  Date of Latest Report  Price Target  Recommendation  Primary Valuation Methodology  Secondary Valuation Methodology  Wolfe  1/29/2025  $13.00  Buy  14.0x CY26 EV/EBITDA  4.5x CY26 EV/Gross Profit  Baird  1/16/2025  $14.00  Buy  4.5x CY26 EV/Revenue  -  Wells Fargo  1/16/2025  $10.00  Hold  14.0x CY26 EV/EBITDA  4.0x CY26 EV/Gross Profit  BMO  1/15/2025  $11.00  Hold  20.0x CY26 EV/EBITDA  -  Goldman Sachs  1/9/2025  $9.50  Sell  12.0x CY26 EV/EBITDA  -  Keefe Bruyette  1/5/2025  $11.00  Hold  -  -  KeyBanc  12/18/2024  $14.00  Buy  4.4x CY25 EV/Revenue  -  BTIG  12/11/2024  $14.00  Buy  20.0x CY26 EV/EBITDA  -  UBS  12/7/2024  $10.50  Hold  5.0x CY26 EV/Gross Profit  -  Barclays  11/15/2024  $13.00  Buy  7.0x CY25 EV/Gross Profit  DCF  Morgan Stanley  11/7/2024  $11.00  Hold  15.0x CY26 EV/EBITDA  -  JP Morgan  11/7/2024  $10.00  Hold  4.0x EV/Gross Profit  -  Piper Sandler  11/7/2024  $10.00  Hold  DCF  -  Compass Point  11/7/2024  $15.00  Buy  2.9x CY25 EV/Revenue  -  Deutsche Bank  11/7/2024  $15.00  Buy  -  -  Susquehanna  11/7/2024  $14.00  Buy  0.48x CY26 P/S/G  -  BofA  11/6/2024  $9.00  Sell  3.0x CY26 EV/Revenue  -  $14.36  3-Yr Max  avg. price target  Restricted - External

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